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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Advanced Radio Telecom Corp. on Form S-8 (File No. 333-21875), Form S-4 (File No. 333-33689), Form S-4 (File No. 333-50083), and Form S-3 (File No. 333-31453)
of our report dated March 29, 1999, on our audits of the consolidated financial statements of Advanced Radio Telecom Corp. and Subsidiaries as of December 31, 1998 and 1997, and for the three years ended December 31, 1998, which report is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Seattle, Washington
April 14, 1999